                                                                     EXHIBIT 1.2


                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of the 27th day of July, 1995, is by and among Gundle Environmental Systems, a Delaware corporation (the "Company"), and each of the holders of common stock, par value $.01 per share, of the Company, listed on SCHEDULE A attached hereto (the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders are owners of issued and outstanding shares of Common Stock of the Company, which shares, as of the date hereof, are owned in the respective amounts set forth on SCHEDULE A hereto; and

         WHEREAS, Odyssey (defined below) previously was granted registration rights in exchange for good and valuable consideration, the sufficiency of which is hereby acknowledged, which registration rights are being memorialized in this written Agreement; and

         WHEREAS, Wembley (defined below) was the former sole stockholder of SLT Environmental, Inc. ("SLT"); and

         WHEREAS, Wembley was issued the number of shares of Common Stock set forth opposite its name on SCHEDULE A hereto pursuant to the Plan and Agreement of Merger of Gundle Environmental Systems, Inc. and SLT Environmental, Inc., dated as of March __, 1995 (the "Merger Agreement"), pursuant to which SLT was merged with and into the Company; and

         WHEREAS, the execution and delivery of this Agreement by parties hereto is a condition precedent to the closing of the merger contemplated by the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Stockholders and the Company, each with the other, do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
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         "DEMAND NOTICE" means a notice by a Stockholder pursuant to Section
2.1 demanding that the Company register all or a portion of such Stockholder's Registrable Securities in either an Underwritten Public Offering or a Shelf Registration.

         "DEMAND REGISTRATION" means a registration that is an Underwritten Public Offering or Shelf Registration which the Company is required to effect on behalf of a Stockholder pursuant to Section 2.1.

         "DEMANDING STOCKHOLDER" means a Stockholder demanding registration pursuant to Section 2.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "NOTICE OF REGISTRATION" means a notice by the Company to the Stockholders that the Company has either determined to conduct a Primary Offering or that Company has received a Demand Notice from a Stockholder.

         "ODYSSEY" means Odyssey Partners, L.P., a Delaware limited partnership.

         "PERSON" means any natural person or any corporation, partnership, trust or other legal entity.

         "PIGGYBACK REGISTRATION" means a registration of shares of Registrable Securities owned by a Stockholder who is participating in a Primary Offering or Demand Registration under the terms and conditions set forth in Section 2.2.

         "PRIMARY OFFERING" means an Underwritten Public Offering pursuant to which the Company receives net proceeds of at least $5,000,000 in cash.

         "REGISTRABLE SECURITIES" means the shares of Common Stock set forth opposite the name of each Stockholder on SCHEDULE A hereto.

         The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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         "SHELF REGISTRATION" means a registration meeting the requirements of
Rule 415 under the Securities Act or any similar rule in effect under the Securities Act.

         "STOCKHOLDER" means each holder of shares of Common Stock listed on SCHEDULE A.

         "UNDERWRITTEN PUBLIC OFFERING" means a public offering (including a Shelf Registration) of Common Stock for cash which is offered and sold in a registered transaction on a firm commitment underwritten basis through one or more underwriters, all pursuant to an underwriting agreement between the Company or a Stockholder and such underwriters.

         "WEMBLEY" means Wembley, Ltd., a British Virgin Islands company.


                                   ARTICLE II

                              REGISTRATION RIGHTS

2.1 DEMAND REGISTRATION RIGHTS. Subject to Section 2.1.1, (a) beginning on the date hereof, upon receipt by the Company of a Demand Notice from Odyssey requesting registration of all or part of the Registrable Securities owned by Odyssey and (b) beginning on the first anniversary of the date hereof, upon receipt by the Company of a Demand Notice from Wembley requesting registration of all or part of the registerable securities owned by Wembley, the Company agrees to use its best efforts to effect, as soon as practicable, all registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities owned by the Stockholder giving such Demand Notice as is specified in such Demand Notice; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1 in any jurisdiction in which the Company would be required to execute a general consent to service of process or to register as a dealer or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification or compliance. The Company shall use its best efforts to prepare and file a registration statement covering the Registrable Securities so requested to be registered pursuant to this Section 2.1 within 45 days after such request is received.

                 2.1.1 LIMITATIONS ON DEMANDS. Odyssey may make one request for a Demand Registration and Wembley may make up to three requests for Demand Registration under this Agreement. Odyssey may make its request for a Demand Registration requesting the registration of all or any portion of its Registrable Securities at any time after the date hereof through the seventh anniversary of the date hereof under the procedures set forth in Section 2.1. Wembley may make its requests for Demand Registrations at any time





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         after the first anniversary of the date hereof through the seventh anniversary of the date hereof, in each case, under the procedures set forth in Section 2.1. From the first anniversary of the date hereof until the second anniversary hereof, Wembley's demand Registration Rights shall be limited to up to 1,400,000 shares of its Registrable Securities. At any time after the second anniversary of the date of this Agreement, Wembley may make a request for a Demand Registration with respect to up to 3.5 million shares of its Registrable Securities, or for such greater number of its Registrable Securities as the board of directors of the Company may authorize by action of a majority of the entire board. If all of the Registrable Securities requested to be registered pursuant to Section 2.1 by a Stockholder are not so included in a Demand Registration, then such request shall not count as a requested Demand Registration hereunder provided, however, if Wembley makes a request for a Demand Registration with respect to more than 3.5 million shares of its Registrable Securities, and a majority of the entire board does not approve the registration of the shares requested to be registered in excess of 3.5 million, then such a request shall count as a requested Demand Registration hereunder provided such registration statement includes at least 3.5 million shares of Registrable Securities for Wembley.

                 2.1.2 UNDERWRITING. (a) If a Demand Registration requested by a Stockholder pursuant to Section 2.1 is for a Shelf Registration, then the Company will use its best efforts to effect such registration on Form S-3 or any successor form thereto and to keep such registration statement effective under the Securities Act until the first to occur of the expiration of two years from the date of effectiveness or the date upon which all such Registrable Securities have been sold.

                 (b) If the Demand Registration requested by a Stockholder pursuant to Section 2.1 is for an Underwritten Public Offering, the Demanding Stockholder shall include in its request made pursuant to
         Section 2.1 the name of the managing underwriter or underwriters that such Stockholder proposes to employ in connection with the public offering proposed to be made pursuant to the registration requested; provided that if the Company reasonably objects to any managing underwriter or underwriters proposed by the Demanding Stockholder, the Demanding Stockholder shall propose another managing underwriter or underwriters that is or are acceptable to the Company. The Company shall use its best efforts to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above. The Company will take such customary actions as are necessary to comply with the terms and obligations of such underwriting agreement and will furnish such underwriters and their respective representatives full access to all information reasonably requested in connection with their "due diligence" review of the Company and its operations. If the Demanding Stockholder disapproves of the terms of its Underwritten Public Offering, such Demanding Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The withdrawal pursuant to this Section 2.1.2 of a portion of the shares of Registrable Securities from a registration effected pursuant to
         Section 2.1 that is declared effective by the Commission shall not give rise to any





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         additional demand registration right with respect to the Registrable
         Securities so withdrawn.

         2.2 PIGGYBACK REGISTRATION. If at any time or from time to time after the date hereof (a) the Company shall determine to make a Primary Offering or Shelf Offering for its own account (but not including an offering that is registered on Commission Forms S-4, S-8 or any successor forms thereto) or (b) a Stockholder shall request that the Company effect a Demand Registration, then the Company will:

                 (i) promptly give to each Stockholder a Notice of Registration (which shall include a list of the jurisdictions in which the Company or the Demanding Stockholder intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws); and

                 (ii) use its best efforts to include in such registration (and any related qualification or compliance under blue sky laws), and in any Underwritten Public Offering or Shelf Offering involved therein, all the Registrable Securities specified in any written request or requests by any Stockholder received by the Company within 10 days after such Notice of Registration is given.

                 2.2.1 LIMITATIONS ON PIGGYBACK REGISTRATIONS. Odyssey may make a request for the inclusion of all or any portion of its Registrable Securities in any registration effected pursuant to
         Section 2.2 at any time after the date hereof through the seventh anniversary of the date hereof under the procedures set forth in
         Section 2.2. Wembley may make a request for the inclusion of its Registrable Securities in any registration effected pursuant to
         Section 2.2 at any time after the first anniversary of the date hereof through the seventh anniversary of the date hereof under the procedures set forth under Section 2.2, provided that, Wembley may not register more than an aggregate of 1,400,000 shares of its Registrable Securities under Section 2.2 until after the second anniversary of the date hereof. Wembley may make a request for the inclusion of all or any portion of its Registrable Securities in any registration effected pursuant to Section 2.2 at any time after the second anniversary of the date hereof through the seventh anniversary of the date hereof under the procedures set forth under Section 2.2. In addition to the foregoing limitations, the number of Registrable Securities that may be included in any registration effected pursuant to Section 2.2 shall be further limited as provided in Section 2.2.2.

                 2.2.2. UNDERWRITING. (a) If the Primary Offering or Demand Registration through which a Stockholder desires to register Registrable Securities pursuant to Section 2.2 is for a Shelf Registration, then the Company will use its best efforts to effect such registration on Form S-3 or any successor form thereof and to keep such registration statement effective under the Securities Act until the first to occur of the expiration of two years from the date of effectiveness or the date upon which all such Registrable Securities have been sold.





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                  (b)  If the registration to be effected is an Underwritten
         Public Offering, the right of any Stockholder to registration pursuant to Section 2.2 shall be conditioned upon such Stockholder's participation in the Underwritten Public Offering and the inclusion of such Stockholder's Registrable Securities in the Underwritten Public Offering to the extent provided herein. All Stockholders proposing to distribute Registrable Securities through such Underwritten Public Offering, together with the Company, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Public Offering by the Company, unless the registration is effected pursuant to Section 2.1, in which event the underwriter or underwriters shall be selected as provided in
         Section 2.1.2(b).

                 (c) Notwithstanding any other provisions of Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and the Company or Demanding Stockholder, as the case may be, may limit the Registrable Securities to be included in any registration of an Underwritten Public Offering as set forth below.
         In such event, the Company shall so advise all Stockholders owning Registrable Securities which otherwise would be registered and underwritten pursuant thereto, and the number of shares of Registrable Securities that will be included in the registration and Underwritten Public Offering shall be allocated as follows:

                 (i) In the case of a Primary Offering in which Stockholders are participating pursuant to Section 2.2, the shares of Common Stock and Registrable Securities included in the registration shall be allocated first 100% to the Company and then pro rata to each Stockholder participating in such offering based on the proportions of Registrable Securities each Stockholder has requested to be included in such registration. For instance, if the Company desires to register 3,000,000 shares of Common Stock, Wembley desires to register 3,000,000 shares of Common Stock, and Odyssey desires to register 1,500,000 shares of Common Stock, but the managing underwriter informs the Company that only 6,000,000 shares of Common Stock can be sold in the offering, then such registration statement shall include 3,000,000 shares for the Company, 2,000,000 shares for Wembley and 1,000,000 shares for Odyssey.

                 (ii) In the case of a Demand Registration, such registration statement shall include first all of the shares requested to be registered by the Demanding Stockholder, and to the extent the underwriters can sell additional shares, such registration shall include Registrable Securities requested to be registered by the other Stockholder. For instance, if after the third anniversary of the date hereof, Wembley makes a request for a Demand Registration of 3,000,000 shares of its Registrable Securities, and Odyssey, pursuant to Section 2.2, requests the registration of 1,000,000 shares of its Registrable Securities, but the managing underwriter informs Wembley that





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                          only 3,500,000 shares can be sold in the offering,
                          then such registration statement shall include 3,000,000 shares for Wembley and 500,000 shares for Odyssey.

                 (d) No Registrable Securities excluded from the Underwritten Public Offering by reason of the managing underwriter's marketing limitation shall be included in such registration. If any Stockholder disapproves of the terms of the Underwritten Public Offering, such Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn also shall be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Stockholders may, in the opinion of the managing underwriter, be included in such registration (subject to any limitation imposed by the underwriters), then the Company or the Demanding Stockholder, as the case may be, shall offer to the other Stockholder the right to include additional Registrable Securities in the registration.

         2.3 TERMINATION OF REGISTRATION. Notwithstanding any other provision of this Agreement, at any time before or after the filing of a registration statement that is subject to Section 2.2., the Company may, in its sole discretion, abandon or terminate a Primary Offering without the consent of any Stockholder, and a Demanding Stockholder may, in its sole discretion, abandon or terminate a Demand Registration without the consent of the Company or the other Stockholder.

         2.4 REGISTRATION EXPENSES. All expenses (except for costs of any underwriting and selling discounts and commissions) of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any interim audit required by any underwriters in the event of an offering requested pursuant to Section 2.1, any qualifications under the blue-sky or other state securities laws, compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of any securities to the public in connection with a registration and of supplying prospectuses, offering circulars or other documents), will be paid by the Company provided, however, that the Stockholders shall be responsible for their fees and expenses of their counsel.

         2.5 REGISTRATION PROCEDURES. In the case of such registration, qualification or compliance effected by the Company pursuant to Article II in which any Stockholder's Registrable Securities are included, the Company will, at its expense:

                 (a) prepare and file with the Commission a registration statement with respect to the Common Stock to be registered, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of the Common Stock, not to exceed nine months in the case of an Underwritten Public Offering, and not to exceed two years in the case of a Shelf Registration;





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                 (b)      prepare and file with the Commission such amendments
         to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Common Stock, not to exceed nine months in the case of an Underwritten Public Offering, and not to exceed two years in the case of a Shelf Registration;

                 (c) furnish to the Stockholders participating in such registration and to the underwriters, if any, of the Common Stock being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Common Stock;

                 (d) use its diligent good faith efforts to register or qualify the Common Stock covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Stockholders may reasonably request in writing within 20 days following the original filing of such registration statement; provided, however, that in the case of an Underwritten Public Offering, the managing underwriter shall advise the Company with respect to blue sky qualification and related matters;

                 (e) notify counsel for the Stockholders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (f) notify counsel for the Stockholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (g) prepare and file with the Commission, promptly upon the request of any Stockholder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Stockholder (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock;

                 (h) prepare and promptly file with the Commission and promptly notify counsel for the Stockholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Common Stock is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;





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                 (i)      advise counsel for the Stockholders, promptly after
         it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                 (j) not file any amendment or supplement to such registration statement or prospectus if, in the opinion of counsel for the Stockholders, such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy substantially in the form thereof at least two business days before the filing thereof; provided, however, that if in the opinion of counsel for the Company, the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law, the Company may make such filing.

         2.6 RELATED REGISTRATION MATTERS. (a) The Company will use its reasonable efforts to enter into an underwriting agreement in connection with any Underwritten Public Offering subject to the provisions of Sections 2.1 and
2.2 hereof in which any Stockholder's Registrable Securities are included, which agreement shall contain such terms, provisions and agreements as are customary and appropriate for such registration. In connection with any Underwritten Public Offering or Shelf Registration in which any Stockholder's Registrable Securities are included, to the extent not provided in the underwriting agreement, if any, related to such offering, the Company also shall use its reasonable efforts to:

                 (1) List the shares of Common Stock included in such offering on any national securities exchange on which the Common Stock is approved for listing;

                 (2) Cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of the Company; and

                 (3) As soon as practicable after the effective date of the registration statement, and, in any event, within 16 months thereafter, make "generally available to its securities holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited ) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

         (b) The Company shall be entitled to postpone the filing of any registration statement under this Agreement for up to 45 days or require that the parties refrain from effecting any public sales or distributions of the Registrable Securities, pursuant to a Shelf Registration that has been declared effective by the Commission or otherwise, if the board of directors of the Company in good faith determines in its sole discretion that such registration, public sales, or distributions





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would interfere in any material respect with any transaction involving the
Company that in the sole discretion of the board of directors is material to the Company. The board of directors shall, as promptly as practicable, give the Stockholders written notice of any such development. In the event of a postponement of the filing of a registration statement required to be filed under this Agreement, or a request by the board of directors that the Stockholders refrain from effecting any public sales or distributions of the Registrable Securities, the Company shall be required to file such registration statement or lift such restrictions regarding effecting public sales or distributions of the Registrable Securities, as the case may be, as soon as reasonably practicable after the board of directors shall determine, in its sole discretion, that the filing of such registration statement and the offering thereunder or the public sales or distributions by the Stockholders of the Registrable Securities, as the case may be, shall not interfere with such transaction, provided, that in any event no postponement of the filing of a registration statement required under this Agreement or a requirement that the Stockholders refrain from effecting public sales or distributions in the Registrable Securities extend for more than 45 days.

         (c) If the Company or any subsidiary of the Company plans to repurchase or bid for securities of the Company in the open market, and the board of directors of the Company determines in its sole discretion that any such repurchase or bid may not under Rule 10b-6 ("Rule 10b-6") under the Exchange Act, be commenced or consummated, the Company shall be entitled, for a period not to exceed 20 days (subject to extension as described herein), to require that any Stockholder suspend or postpone any distribution of securities of the Company (a "Rule 10b-6 Election"). The Company shall, as promptly practicable, give the Stockholders written notice of any Rule 10b-6 Election, stating the basis for the Rule 10b-6 Election and specifying the securities and the distribution of which is required to be suspended or postponed. As promptly as practicable following the determination by the board of directors that the Stockholders may recommence their distribution without causing the Company or a subsidiary of the Company to be in violation of Rule 10b-6, the Company shall give the Stockholders written notice of such determination. If the board of directors has not permitted the Stockholders to recommence their distribution by the 20th day following such suspension and on such 20th day delivers written evidence to the Stockholder subject to suspension that during such period the Company or subsidiary repurchased at least 50,000 shares of Common Stock of the Company, then the board of directors shall be entitled to extend the suspension of such distribution by up to another 20 days. The board of directors may exercise a Rule 10b-6 Election in respect to up to two additional 20 day extension periods after the first, provided that the volume and notice provisions required herein are complied with in respect to each such additional extension period.

         (d) If the Company shall have given any Stockholder at least 10 business days prior written notice of any proposed distribution within the meaning of Rule 10b-6 of any securities of the Company, describing in reasonable detail the type and number of securities proposed to be distributed, the intended method of distribution, and any other material information regarding the distribution, such Stockholders may only bid for or purchase securities of the Company in accordance with Rule 10b-6. The Company shall notify each Stockholder in writing as promptly as practicable following the completion or abandonment of such proposed distribution period.





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         (e)     If the Company shall register any Underwritten Public Offering
(other than a registration on Form S-8 of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to such plan, or (ii) a dividend reinvestment plan) or any underwritten Demand Registration initiated at the request of a holder of Registrable Securities, each Stockholder agrees, to the extent requested in writing by the managing underwriter administering such offering as reasonably practicable before the commencement of the 10 day period referred below, not to effect any public sale or distribution of securities of the Company other than as part of such underwritten offering during the 10 day period before the effective date of the registration statement covering such Underwritten Public Offering or Demand Registration and during the period ending on the earlier of (i) the date such sale or distribution is permitted by such managing underwriter and (ii) 45 days after such effective date.

         2.7     INDEMNIFICATION.

                 (a) In the case of each registration effected by the Company pursuant to this Agreement in which any Stockholder's Registrable Securities are included, the Company agrees to indemnify, defend and hold harmless such Stockholder, its officers and directors, each underwriter of the shares of Common Stock so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees) to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company (subject to subsection (c) of this Section 2.7), insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or in any Blue Sky application, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that, notwithstanding the foregoing, the Company may agree to indemnify each such underwriter and person who so controls such underwriter to such other extent as the Company and such underwriter shall agree; and provided further, that the indemnification agreement contained in this subsection (a) shall not (i) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by a Stockholder or such underwriter claiming rights of indemnification pursuant to this Section 2.7 for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (ii) inure to the benefit of any underwriter (or to the benefit of any person controlling such underwriter) from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased the securities which are the subject thereof, if such underwriter failed to send or give a copy of the final prospectus, as then amended or supplemented, to such person and if the untrue statement or omission alleged had been corrected in such final prospectus; or (iii) inure to the benefit of any person to the extent such person's claim for indemnification hereunder arises out of or is based on any violation by such person of applicable law, as determined by a final, unappealable decision of a court of competent jurisdiction.

                 (b) In the case of each registration effected by the Company pursuant to this Agreement in which any Stockholder's Registrable Securities are included, such Stockholder (the "indemnifying person") shall be obligated, in the same manner and to the same extent as set forth in subsection (a) of this Section 2.7, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, its directors and officers, with respect to any statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereof or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such indemnifying person for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that the liability of each Stockholder hereunder shall be limited to the proceeds received by each Stockholder from the sale of Registrable Securities covered by such registration statement, amendment, supplement, prospectus or Blue Sky application, as the case may be.

                 (c)      Each person to be indemnified pursuant to this
         Section 2.7 will, promptly after its receipt of written notice of the commencement of any action against such indemnified person in respect of which indemnity may be sought from an indemnifying person under this Section 2.7, notify the indemnifying person in writing of the commencement thereof, provided, however that the failure of any person to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. If any such action shall be brought against any indemnified person and it shall notify an indemnifying person of the commencement thereof, the indemnifying person will be entitled to participate therein and, to the extent it may desire, jointly with any other indemnifying person similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified person, and after notice from the indemnifying person to such indemnified person of its election so to assume the defense thereof, the indemnifying person will not be liable to such indemnified person under this
         Section 2.7 for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified person shall have employed counsel in an action in which the indemnified person and indemnifying person are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties,

         (ii) the indemnifying person shall not have employed counsel satisfactory within the exercise of reasonable judgment of the indemnified person to represent the indemnified person within a reasonable time after the notice of the commencement of the action or
         (iii) the indemnifying person has authorized the employment of counsel for the indemnified person at the expense of the indemnifying person. The undertaking contained in this Section 2.7 shall be in addition to any liabilities which the indemnifying person may have pursuant to law.

         2.8 INFORMATION BY STOCKHOLDERS. Each Stockholder requesting to be included in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Article II.

         2.9 RULE 144 REPORTING. With a view to making available to the Stockholders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                 (a) COMMISSION REPORTS. File with the Commission in a timely manner all reports and other documents required of the Company under Sections 13 or 15(d) of the Exchange Act; and

                 (b) OTHER INFORMATION. Furnish to each Stockholder forthwith upon its request (i) a written statement by the Company as to the Company's compliance with the public information requirements of Commission Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing any Stockholder of any rule or regulation of the Commission permitting the sale of any such securities without registration.

         2.10 RIGHTS NON-TRANSFERABLE. The registration rights provided by this Agreement are for the sole benefit of the Stockholders, are personal in nature, and shall not be available to any subsequent holder of the Registrable Securities.

         2.11 LIMITATION ON THIRD PARTY PIGGYBACK REGISTRATIONS. Without the consent of both Odyssey and Wembley, the Company will not enter into any agreement that permits any Person not a party to this Agreement to participate in any Demand Registration or Piggyback Registration under this Agreement.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1 REMEDIES. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

         3.2 EFFECT OF SALE. Any Stockholder who sells all of his Registrable Securities pursuant to the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

         3.3 AMENDMENT. This Agreement may be amended from time to time by an instrument in writing signed by all Persons who are parties to this Agreement.

         3.4 NOTICES. Any notice, request, reply instruction or other communication (herein severally and collectively called "notice") in this Agreement provided or permitted to be given to the Company or to any Stockholder must be given in writing and may be given or served by depositing the same in the United States mail, in certified or registered form, postage fully prepaid, addressed to the party or parties to be notified, with return postage fully requested, or by delivering the same in person to such party or parties. Notice deposited in the United States mail, mailed in the manner hereinabove described, shall be effective upon deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purpose of notice hereunder, the address of the Company shall be 19103 Gundle Road, Houston, Texas 77073 and the respective addresses of the Stockholders shall be the addresses hereinafter set forth on SCHEDULE A hereto.

         3.5 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Texas.

         3.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the parties to this Agreement alone and no implication that any other person has any rights under this Agreement shall be made from the provisions hereof, provided, however, that the obligations of the Company pursuant to this Agreement shall be binding upon the Company's successors.

         3.7 INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

         3.8 SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         3.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

                 SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by themselves or by their respective duly authorized representatives as of the date first above set forth.

                                     COMPANY:

                                     GUNDLE ENVIRONMENTAL SYSTEMS, INC.


                                     By:________________________________________
                                            Thomas L. Caltrider, President


                                     STOCKHOLDERS:

                                     ODYSSEY PARTNERS, L.P.


                                     By:________________________________________
                                               Jack Nash, General Partner


                                     WEMBLEY, LTD.


                                     By:________________________________________
                                           Samir Badawi, Authorized Officer

                                                           SCHEDULE A TO
                                                   REGISTRATION RIGHTS AGREEMENT


                       HOLDERS OF REGISTRABLE SECURITIES

 NAME AND ADDRESS                                                SHARES OF REGISTRABLE SECURITIES OWNED
 ----------------                                                --------------------------------------
 Odyssey Partners, L.P.                                                        2,071,656
 31 West 52nd Street
 New York, NY  10019
 Wembley, Ltd.

 Columbus Centre Building                                                      7,000,000
 Post Office Box 659
 Road Town
 Tortola
 British Virgin Islands


                                       17